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                                                                      EXHIBIT 99


         Forward-Looking Statements

                 In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, AmeriGas Partners, L.P. ("AmeriGas Partners") is hereby filing cautionary statements identifying important factors that could cause AmeriGas Partners' actual results to differ materially from those projected in forward-looking statements of AmeriGas Partners made by or on behalf of AmeriGas Partners.


         Risk Factors

                 The financial and operating performance of AmeriGas Partners is subject to risks and uncertainties, all of which are difficult to predict, and many of which are beyond the control of management. Forward-looking statements concerning AmeriGas Partners' performance may differ materially from actual results because of these risks and uncertainties. They include, but are not limited to:

                 1.   Weather conditions;
                 2. price and availability of propane, and the capacity to transport to market areas;
                 3.   governmental legislation and regulations;
                 4.   local economic conditions;
                 5.   labor relations;
                 6.   environmental claims;
                 7. competition from the same and alternative energy sources;
                 8. operating hazards and other risks incidental to transporting, storing, and distributing propane;
                 9.   energy efficiency and technology trends;
                 10.  interest rates; and
                 11.  large customer defaults.